UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 4, 2013

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On June 4, 2013, Taylor Capital Group, Inc. (the “Company”) issued a press release announcing that its wholly owned subsidiary, Cole Taylor Bank (the “Bank”), will be establishing its own residential mortgage servicing platform in Wilmington, Ohio through its Cole Taylor Mortgage division (“CTM”).  As a part of this initiative, the Bank purchased mortgage servicing rights relating to approximately 4,600 loans, as well as certain office space, furniture and equipment, from Liberty Savings Bank, FSB (“Liberty”).

In addition, CTM has recruited and hired an experienced platform manager and expects to hire substantially all of the approximately 50 Liberty loan servicing employees during the third quarter of 2013.  CTM currently services its own mortgage loans and mortgage loans held by various investors through a third party mortgage servicer, and expects to continue that relationship through at least early 2014.  The mortgage loans related to the servicing rights purchased from Liberty are expected to continue to be serviced by Liberty’s employees until the assimilation of those employees by CTM is complete.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibit is filed herewith:

99.1                        Press Release, dated June 4, 2013, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   June 4, 2013

TAYLOR CAPITAL GROUP, INC.

/s/ Brian T. Black
By:	Brian T. Black
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 4, 2013, issued by the Company.